EXHIBIT 23.2

A PARTNERSHIP of INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading ¡¡ãExperts¡¡À and to the use in the Form S-1, dated June 9, 2008 of our report dated April 18, 2007, relating to the financial statements of Best Energy Services (formerly Hybrook Resources, Corp.), as of January 31, 2007, which appears in such Form S-1.

Vancouver, Canada
June 9, 2008	Chartered Accountants